Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

November 27, 2012

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549

Re: China Xuefeng Environmental Engineering Inc.
SEC File No. 333-175483

On November 26, 2012 my appointment as auditor for China Xuefeng Environmental Engineering Inc. ceased. I have read China Xuefeng Environmental Engineering Inc.’s statements included under Item 4.01 of its Form 8-K dated November 27, 2012 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant